UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

Omnicom Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Omnicom Group Inc.

IMPORTANT REMINDER

May 6, 2010

Dear Omnicom Shareholder:

     We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders of Omnicom Group Inc. to be held on Tuesday, May 25, 2010. Your vote is very important and we encourage you to vote the shares you hold.

     According to our latest records, we have not received your voting instructions for this important Annual Meeting. Please vote today to avoid unnecessary solicitation costs to the Company.

     You may use one of the following simple methods for promptly providing your voting instructions:

1.	Vote by Telephone. Call the toll-free number 1-800-579-1639 listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.
2.	Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.
3.	Vote by Mail. Sign, date and return your voting instruction form in the postage-paid return envelope provided.

     For the reasons set forth in the Proxy Statement, dated April 15, 2010, your Board of Directors recommends that you vote “FOR” all the election of directors, the ratification of the appointment of KPMG LLP for the 2010 fiscal year, the proposed amendment to the 2007 Incentive Award Plan and the proposed amendments to our By-laws to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. The Board UNANIMOUSLY recommends that you vote “AGAINST” the shareholder proposals.

     Thank you for your cooperation and continued support.

Sincerely,

/s/ Michael J. O’Brien

Michael J. O’Brien
Secretary